UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2005

ADESA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-32198	35-1842546
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices)

(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 25, 2005, ADESA, Inc. (“ADESA”) and certain domestic subsidiaries of ADESA, as guarantors, entered into an amended and restated $500 million credit facility, pursuant to the terms and conditions of an amended and restated credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, and a syndicate of lenders.  The Credit Agreement amends and restates ADESA’s $525 million credit facility that was governed by that certain credit agreement, dated as of June 21, 2004, by and among ADESA, certain domestic subsidiaries of ADESA, as guarantors, UBS AG, Stamford Branch, as administrative agent, and a syndicate of lenders.

The credit facility has a maturity date of June 30, 2010. Under the terms of the Credit Agreement, the lenders have committed to provide advances and letters of credit in an aggregate amount of up to $500 million.  Subject to the terms and conditions of the Credit Agreement, ADESA may request that the lenders’ commitments under the Credit Agreement be increased (or additional lenders be added to the Credit Agreement that provide additional commitments), provided that in no event may the aggregate amount of the lenders’ commitments under the Credit Agreement at any time exceed $825 million.  Borrowings under the Credit Agreement may be used to refinance certain of ADESA’s outstanding debt, to finance working capital, for capital expenditures and acquisitions permitted under the Credit Agreement and for other corporate purposes.

The Credit Agreement provides for a five year $150 million term loan and a $350 million revolving credit facility.  The term loan provides for repayment in 20 quarterly installments, with the final payment due on June 30, 2010. The revolving credit facility may be used for loans, and up to $25 million may be used for letters of credit. The revolving loans may be borrowed, repaid and reborrowed until June 30, 2010, at which time all amounts borrowed must be repaid.

Under the terms of the Credit Agreement, ADESA can obtain loans, which are Eurodollar rate loans or base rate loans.  Eurodollar rate loans bear interest at the Eurodollar rate plus a margin, which ranges from .875% to 1.50%, depending upon ADESA’s leverage ratio.  ADESA’s initial margin, based on its current leverage ratio, is 1.25%.  The Eurodollar rate is based on the British Bankers Association Interest Settlement Rate for deposits in U.S. Dollars.  The base rate is the higher of the prime lending rate announced from time to time by the administrative agent or an average federal fund rate plus 0.5% plus a margin which ranges from .25% to 0%.  The Company’s initial margin is 0%.

The Credit Agreement is guaranteed by certain material domestic subsidiaries of ADESA and is secured by a pledge of stock of such subsidiaries and by 65% of the stock of certain Canadian subsidiaries of ADESA.

The Credit Agreement contains certain restrictive loan covenants, including, among others, financial covenants requiring a maximum total leverage ratio, a minimum interest coverage ratio and a minimum fixed charge coverage ratio and covenants limiting ADESA’s ability to incur indebtedness, grant liens, make acquisitions, be acquired, dispose of assets, pay dividends, repurchase stock, make capital expenditures and make investments.  The Credit Agreement also contains certain customary events of default.

On July 28, 2005, there was $150 million outstanding on the term loan and $173 million outstanding on the revolving credit facility.

The foregoing description of the Credit Agreement and the Pledge Agreement does not purport to be a complete statement of the parties’ rights and obligations under such agreements and the transactions contemplated by the Credit Agreement and the Pledge Agreement. The foregoing description of the Credit Agreement and the Pledge Agreement are qualified in their entirety by reference to the Credit Agreement and the Pledge Agreement, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

From time to time, some of the lenders and their affiliates have provided, and may in the future provide, investment banking and commercial banking services and general financing and other services to ADESA for which they have in the past received, and may in the future receive, customary fees. Wells Fargo Bank, National Association is ADESA’s stock transfer agent and the administrator for ADESA’s Employee Stock Purchase Plan.  In addition, LaSalle Bank National Association is the trustee under an indenture relating to ADESA’s senior subordinated notes and is the registrar and paying agent with respect to such notes. In addition, certain affiliates of Harris, N.A. purchase undivided interests in auto finance receivables owned by an indirect subsidiary of ADESA.  Certain lenders and their affiliates provide other loan, credit and banking services including cash investments and currency hedging programs, all on commercial terms. Any lenders and their affiliates which provide or have provided hedging programs enjoy a secured position for these obligations in the collateral provided under the Credit Agreement. In addition, some of the lenders and their affiliates are customers of ADESA.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

99.1

Amended and Restated Credit Agreement, dated as of July 25, 2005, by and among ADESA, Inc., the guarantors party thereto, the lenders party thereto, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as Documentation Agents, Harris, N.A. and SunTrust Bank, as Syndication

Agents, U.S. Bank National Association and LaSalle Bank National Association, as Managing Agents, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Collateral Agent

99.2	Amended and Restated Pledge Agreement, dated as of July 25, 2005, by and among ADESA, Inc., the guarantors party thereto and Bank of America, N.A.

99.3	Press Release, dated July 28, 2005 — “ADESA, Inc. Completes Amendment and Restatement of its Senior Credit Facility”

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 28, 2005	ADESA, INC.

	By:	/s/ Cameron C. Hitchcock
Cameron C. Hitchcock
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

99.1                           Amended and Restated Credit Agreement, dated as of July 25, 2005, by and among ADESA, Inc., the guarantors party thereto, the lenders party thereto, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as Documentation Agents, Harris, N.A. and SunTrust Bank, as Syndication Agents, U.S. Bank National Association and LaSalle Bank National Association, as Managing Agents, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Collateral Agent

99.2                         Amended and Restated Pledge Agreement, dated as of July 25, 2005, by and among ADESA, Inc., the guarantors party thereto and Bank of America, N.A.

99.3                           Press Release, dated July 28, 2005 — “ADESA, Inc. Completes Amendment and Restatement of its Senior Credit Facility”